UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2015

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2015, the Board of Directors of Vishay Intertechnology, Inc. (“Vishay”) approved the First Amendment to its Amended and Restated Bylaws, which became effective immediately.  The First Amendment to the Amended and Restated Bylaws moved the existing language in ARTICLE VI to a new ARTICLE VII and replaced the previous language in ARTICLE VI with a provision which provides that, unless Vishay consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving Vishay will be the Court of Chancery of the State of Delaware.

The foregoing summary is qualified in its entirety by reference to the First Amendment to Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 attached hereto and incorporated herein by reference.

Item 8.01 – Other Events.

Cash Dividend Declaration

On August 11, 2015, Vishay declared a quarterly cash dividend of $0.06 per share of common stock and Class B common stock outstanding payable on September 24, 2015 to stockholders of record at the close of business on September 2, 2015. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	First Amendment to Amended and Restated Bylaws
99.1	Press release dated August 11, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer